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                                                                   EXHIBIT 10.17

                              NONCOMPETE AGREEMENT

    This  Noncompete Agreement (this "Agreement") is entered into as of July   ,
1996 between Steinway Musical Instruments, Inc. (together with its subsidiaries,
the "Company") and             , an officer of the Company ("Executive").

    WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission relating to the proposed initial public offering by the Company of shares of its Ordinary Common Stock, $0.001 par value (the "Ordinary Common Stock"); and

    WHEREAS,  Executive currently owns          shares  of Ordinary Common Stock
(including              shares subject to warrants) (the "Executive's  Shares");
and

    WHEREAS, Dana D. Messina, the Chief Executive Officer of the Company, currently owns 251,004 shares of the Company's Class A Common Stock (the "Class A Common Stock," and together with the Ordinary Common Stock, the "Common Stock") and 171,945 shares of Ordinary Common Stock (excluding 12,028 shares of Class A Common Stock which Mr. Messina recently acquired from Kyle Kirkland, the 410,921 shares of Common Stock held by Mr. Messina are herein referred to as the "Messina Shares").

    NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1.  COVENANT TO NOT COMPETE.

    (a) COVENANT. Executive hereby agrees that for a period beginning on the date hereof and ending ten years from the date hereof (the "Termination Date"), Executive shall not compete with the Company, by directly or indirectly engaging in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or in any other individual, corporate or representative capacity, or render any services or provide any advice or substantial assistance to any business, person or entity, if such business, person or entity, directly or indirectly, competes (or intends to compete or is preparing to compete) in any manner with the Company in any geographic region in which the Company then conducts any business.

    (b) LIQUIDATED DAMAGES. In the event of a breach by Executive of paragraph 1(a) above, Executive shall promptly pay to the Company any and all profit realized by Executive from the sale, on or prior to the Termination Date, of any of the Executive's Shares, measured in a manner consistent with that required under Section 16 of the Securities Exchange Act of 1934, as amended (without regard to the six month limitation contained therein). Such payment shall be the only right or remedy of the Company for breach of paragraph 1(a) and such payment shall constitute liquidated damages in the event of such breach with no other liability or obligation on the part of Executive. The amount of such payment represents a reasonable, good faith estimate of the damage to the Company in such event and does not constitute a penalty.

    2.  EXTENSION OF  EMPLOYMENT AGREEMENT.  Except  as provided in paragraph  3 below, the Company hereby agrees that it shall, each year through the Termination Date, renew Executive's current written employment agreement, on substantially the same terms and conditions contained therein, for successive one-year periods; PROVIDED, HOWEVER, that nothing contained herein shall obligate the Company to employ Executive beyond the Termination Date or alter or eliminate the Company's right to terminate Executive for cause or otherwise pursuant to such agreement.

    3. UNPERMITTED STOCK SALES. If at any time Executive engages in an Unpermitted Stock Sale (as defined herein), the Company shall have no further obligation pursuant to paragraph 2 above to renew Executive's employment agreement. An Unpermitted Stock Sale shall be deemed to have occurred if

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Executive shall, without  the prior written  consent of Dana  D. Messina  (which consent may be withheld at the sole discretion of Mr. Messina), offer, sell, contract to sell, transfer, assign or otherwise dispose of ("Transfer") any shares of Common Stock such that (i) the quotient then derived from (A) the aggregate number of shares Transferred by Executive from the date hereof through the date of such determination divided by (B) an amount equal to the Executive's Shares, IS MORE THAN (ii) the quotient derived from (C) the aggregate number of shares of Common Stock Transferred by Mr. Messina from the date hereof through the date of such determination (excluding up to 12,028 shares of Class A Common Stock which may be sold to Mr. Kirkland) divided by (D) an amount equal to the Messina Shares. In the event of a stock split, stock dividend, reverse stock split or similar event, appropriate adjustments shall be made in the calculation contained herein to properly reflect the intent of the parties.

    4. MISCELLANEOUS. Notwithstanding any of the other provisions of this Noncompete Agreement, any Transfer of Common Stock by Executive must be made in compliance with all applicable securities laws. This Noncompete Agreement shall be governed under the laws of the State of Delaware and shall be binding upon the Company and Executive and each of their respective successors, heirs, personal representatives and assigns. In the event that any provision of this Noncompete Agreement shall, for any reason, be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent permissible under applicable law. Accordingly, if any provision of this Noncompete Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such
determination  is  made  and  not  with  respect  to  any  other  provision   or
jurisdiction.

    IN WITNESS WHEREOF, the parties hereto have executed this Noncompete Agreement as of the day and year first above written.

                                          EXECUTIVE
                                          ______________________________________
                                          Name:
                                          STEINWAY MUSICAL INSTRUMENTS, INC.
                                          ______________________________________
                                          Dana D. Messina
                                          Chief Executive Officer

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